EXHIBIT 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement filed under Rule 462(b) and related to UnumProvident Corporation’s Registration Statement on Form S-3 (No. 333-100953) of our report dated February 5, 2003 (except Note 14, as to which the date is March 25, 2003), with respect to the consolidated financial statements and schedules of UnumProvident Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Chattanooga, Tennessee May 1, 2003	/s/ ERNST & YOUNG LLP